UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2011

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Ascent Capital Group, Inc. (the “Company”) annual meeting of stockholders held on July 11, 2011, four matters were considered and acted upon: (1) a proposal to re-elect William R. Fitzgerald and Michael J. Pohl as members of the board of directors, (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011, (3) a proposal to approve, on an advisory basis, the compensation of the Company’s “named executive officers” as described in the related definitive proxy statement, and (4) a proposal to approve, on an advisory basis, the frequency at which future executive compensation votes will be held. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

Proposal No. 1 - The Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
William R. Fitzgerald	18,500,646	224,326	1,556,436
Michael J. Pohl	18,459,269	265,703	1,556,436

Accordingly, both Mr. Fitzgerald and Mr. Pohl were re-elected to the Company’s board of directors.

Proposal No. 2 - The Auditor Ratification Proposal

Votes For	Votes Against	Broker Non-Votes
20,130,917	137,007	13,484

Accordingly, the auditor ratification proposal was approved.

Proposal No. 3 - The Say-On-Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,322,035	370,441	1,032,496	1,556,436

Accordingly, the say-on-pay proposal was approved.

Proposal No. 4 - The Say-On-Frequency Proposal

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
7,853,701	7,125	9,837,589	1,026,557	1,556,436

Accordingly, the frequency at which future advisory votes on executive compensation will be held is every 3 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

ASCENT MEDIA CORPORATION

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary